OAKWOOD MORTGAGE INVESTORS, INC. 2000-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                       Apr-00


          Scheduled Principal Balance of Contracts
----------------------------------------------------------------------------------------------------------

Beginning                                                                                         Ending             Scheduled
Principal              Scheduled        Prepaid            Liquidated        Contracts            Principal          Gross
Balance                Principal        Principal          Principal         Repurchased          Balance            Interest
------------------------------------------------------------------------------------------------------------------------------------

 325,360,029.94      (298,889.01)      (2,141,742.20)             0.00                0.00      322,919,398.73      2,731,886.23
====================================================================================================================================






                                                         Certificate Account
------------------------------------------------------------------------------------------------------------------------------------

        Beginning                          Deposits                                            Investment              Ending
         Balance               Principal            Interest           Distributions            Interest               Balance
------------------------------------------------------------------------------------------------------------------------------------

       3,256,670.39           2,373,942.11          2,465,365.12        (5,799,311.87)             10,352.59          2,307,018.34
====================================================================================================================================



                      Scheduled                                              Amount
Servicing             Pass Thru           Liquidation      Reserve           Available for         Limited             Total
Fee                   Interest            Proceeds         Fund Draw         Distribution          Guarantee           Distribution
------------------------------------------------------------------------------------------------------------------------------------

 271,133.36         2,460,752.87             0.00            0.00            5,172,517.44             0.00            5,172,517.44
====================================================================================================================================





                        P&I Advances at Distribution Date
--------------------------------------------------------------------------------

       Beginning              Recovered            Current            Ending
        Balance               Advances             Advances           Balance
--------------------------------------------------------------------------------


     318,892.69              -311,425.00         436,415.48        443,883.17
================================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                                    April-00


Class B Crossover Test                                                                    Test Met?
---------------------------------------------------------------------                     ---------------
(a) Remittance date on or after October 2004                                                    N

(b) Average 60 day Delinquency rate <=            5.5%                                       #DIV/0!



(d) Cumulative losses do not exceed the following percent of the intitial principal balance of all Certificates

                Oct. 2004 - Mar. 2006             7%                                            N
                April 2006 - Mar. 2007            8%                                            N
                April 2007 - Sept. 2008           9.5%                                          N
                Oct. 2008 and After               10.5%                                         N


(e) Current realized loss ratio <=                3.00%                                         Y

(f) Does subordinated cert. percentage equal or
     exceed                                       41.618%
     of stated scheduled pool balance

                Beginning M balances                                        32,844,000.00
                Beginning B balances                                        32,023,000.00
                Overcollateralization                                       11,495,849.57
                                                                     ---------------------
                                                                            76,362,849.57
                Divided by beginning pool
                balance                                                    325,360,029.94
                                                                     ---------------------
                                                                                  23.470%       N
                                                                     =====================


Average 60 day delinquency ratio:

                             Over 60s           Pool Balance              %
                        ------------------------------------------------------------

Current Mo                      979,221.82         322,919,398.73       0.30%
1st Preceding Mo                133,852.33         325,360,029.94       0.04%
2nd Preceding Mo                      0.00                   0.00      #DIV/0!
                                                       Divided by         3
                                                                  ------------------
                                                                         #DIV/0!
                                                                  ==================

Cumulative loss ratio:

                         Cumulative losses                   0.00
                                           -----------------------
Divided by Initial Certificate Principal           328,440,849.57      0.000%
                                                                  ==================



Current realized loss ratio:
                        Liquidation                 Pool
                              Losses              Balance
                        ------------------------------------------
Current Mo                            0.00         325,360,029.94
1st Preceding Mo                      0.00         328,440,849.57
2nd Preceding Mo                      0.00                   0.00
                                      0.00         217,933,626.50
                                                                       0.000%
                                                                  ==================


OAKWOOD MORTGAGE INVESTORS, INC. 2000-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                                           Apr-00



                                                                      Delinquency Analysis

                                              31 to 59 days               60 to 89 days     90 days and Over        Total Delinq.
                No. of     Principal                   Principal              Principal           Principal          Principal
                Loans      Balance           #         Balance         #      Balance       #     Balance       #    Balance
                --------------------------------------------------------------------------------------------------------------------
Excluding Repos  6,499     322,741,887.58     86    3,870,614.16     22      853,961.11    3      125,260.71    111   4,849,835.98

          Repos      5         177,511.15      0            0.00      5      177,511.15    0            0.00      5     177,511.15
                -------------------------------------------------------------------------------------------------------------------

          Total  6,504     322,919,398.73     86    3,870,614.16     27    1,031,472.26    3      125,260.71    116   5,027,347.13
                ====================================================================================================================

                                                                                                                1.8%          1.56%
                                                                                                     ===============================


                                            Repossession Analysis

   Active Repos                           Reversal       Current Month
   Outstanding                          (Redemption)        Repos                  Cumulative Repos
           Principal                     Principal            Principal                  Principal
#          Balance           #            Balance      #      Balance            #       Balance
------------------------------------------------------------------------------------------------------------


 5        177,511.15        0             0.00      4         143,610.74       5         177,511.15



OAKWOOD MORTGAGE INVESTORS, INC. 2000-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                                                   Apr-00

REPOSSESSION LIQUIDATION REPORT



                                   Liquidated                                                                             Net
     Account           Customer    Principal          Sales           Insur.          Total         Repossession      Liquidation
     Number              Name       Balance          Proceeds        Refunds         Proceeds         Expenses         Proceeds
------------------------------------------------------------------------------------------------------------------------------------
                                            0.00             0.00           0.00             0.00             0.00              0.00
                                            0.00             0.00           0.00             0.00             0.00              0.00
                                            0.00             0.00           0.00             0.00             0.00              0.00
                                            0.00             0.00           0.00             0.00             0.00              0.00
                                            0.00             0.00           0.00             0.00             0.00              0.00
                                            0.00             0.00           0.00             0.00             0.00              0.00
                                            0.00             0.00           0.00             0.00             0.00              0.00
                                            0.00             0.00           0.00             0.00             0.00              0.00
                                            0.00             0.00           0.00             0.00             0.00              0.00
                                            0.00             0.00           0.00             0.00             0.00              0.00
                                            0.00             0.00           0.00             0.00             0.00              0.00
                                            0.00             0.00           0.00             0.00             0.00              0.00
                                            0.00             0.00           0.00             0.00             0.00              0.00
                                            0.00             0.00           0.00             0.00             0.00              0.00
                                                                                             0.00                               0.00
                                  --------------------------------------------------------------------------------------------------
                                            0.00             0.00           0.00             0.00             0.00              0.00
                                  ==================================================================================================




                                                 Net               Current
      Unrecov.          FHA Insurance         Pass Thru           Period Net      Cumulative
      Advances            Coverage            Proceeds           Gain/(Loss)      Gain/(Loss)
-----------------------------------------------------------------------------------------------
          0.00                0.00                0.00                 0.00
          0.00                0.00                0.00                 0.00
          0.00                0.00                0.00                 0.00
          0.00                0.00                0.00                 0.00
          0.00                0.00                0.00                 0.00
          0.00                0.00                0.00                 0.00
          0.00                0.00                0.00                 0.00
          0.00                0.00                0.00                 0.00
          0.00                0.00                0.00                 0.00
          0.00                0.00                0.00                 0.00
          0.00                0.00                0.00                 0.00
          0.00                0.00                0.00                 0.00
          0.00                0.00                0.00                 0.00
          0.00                0.00                0.00                 0.00
                                                  0.00                 0.00
----------------------------------------------------------------------------
          0.00                0.00                0.00                 0.00              0.00
==============================================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                                                  Apr-00

CERTIFICATE PRINCIPAL ANALYSIS

                     PRINCIPAL
                                                             Beginning            Beginning
SENIOR                              Original Certificate     Certificate      Principal Shortfall  Current Principal      Current
CERTIFICATES                              Balance            Balance            Carry-Over              Due           Principal Paid
------------------------------------------------------------------------------------------------------------------------------------
A-1                                        65,000,000.00       61,358,953.10         0.00         2,440,631.21         2,440,631.21

A-2                                        23,000,000.00       23,000,000.00         0.00                 0.00                 0.00

A-3                                        14,000,000.00       14,000,000.00         0.00                 0.00                 0.00

A-4                                        25,000,000.00       25,000,000.00         0.00                 0.00                 0.00

A-5                                       125,078,000.00      125,078,000.00         0.00                 0.00                 0.00

                                    ------------------------------------------------------------------------------------------------
Total Certificate Principal Bal.          252,078,000.00      248,436,953.10         0.00         2,440,631.21         2,440,631.21
                                    ================================================================================================


                           Accelerated
   Ending Principal         Principal              Ending                                      Principal Paid
   Shortfall Carry-        Distribution          Certificate                                     Per $1,000
         Over                 Amount               Balance               Pool Factor            Denomination
------------------------------------------------------------------

       0.00                434,916.56         58,483,405.33                  89.97447%           44.23920

       0.00                      0.00         23,000,000.00                 100.00000%            0.00000

       0.00                      0.00         14,000,000.00                 100.00000%            0.00000

       0.00                      0.00         25,000,000.00                 100.00000%            0.00000

       0.00                      0.00        125,078,000.00                 100.00000%            0.00000

------------------------------------------------------------
       0.00                434,916.56        245,561,405.33
============================================================




                                                                       Beginning        Beginning
SUBORDINATE                                     Original Certificate   Certificate      Principal Shortfall   Current Principal
CERTIFICATES                                    Balance                Balance          Carry-Over            Due
                                                ----------------------------------------------------------------------------------

M-1                                                20,527,000.00       20,527,000.00       0.00                 0.00
M-1 Outstanding Writedown                                                       0.00

M-2                                                12,317,000.00       12,317,000.00       0.00                 0.00
M-2 Outstanding Writedown                                                       0.00

B-1                                                13,138,000.00       13,138,000.00       0.00                 0.00
B-1 Outstanding Writedown                                                       0.00

B-2                                                18,885,000.00       18,885,000.00       0.00                 0.00
B-2 Outstanding Writedown                                                       0.00

Excess Asset Principal Balance                     11,495,849.57       12,056,076.84
                                                ----------------------------------------------------------------------------------

Total Excluding Writedown Balances                 76,362,849.57       76,923,076.84       0.00                 0.00
                                                ==================================================================================

All Certificates Excluding Writedown Balances     328,440,849.57      325,360,029.94       0.00         2,440,631.21
                                                ==================================================================================x


                                                               Accelerated
                      Ending Principal      Current            Principal         Ending                             Principal Paid
 Current              Shortfall Carry-      Writedown/         Distribution      Certificate                          Per $1,000
 Principal Paid       Over                  (Writeup)          Amount            Balance            Pool Factor       Denomination
-------------------------------------------------------------------------------------------------

   0.00                 0.00                    0.00                                20,527,000.00    100.00000%            0.00000
                                                0.00                                         0.00

   0.00                 0.00                    0.00                                12,317,000.00    100.00000%            0.00000
                                                0.00                                         0.00

   0.00                 0.00                    0.00                                13,138,000.00    100.00000%            0.00000
                                                0.00                                         0.00

   0.00                 0.00                    0.00                                18,885,000.00    100.00000%            0.00000
                                                0.00                                         0.00

                                                               (434,916.56)         12,490,993.40
------------------------------------------------------------------------------------------------------------------------------------

   0.00                 0.00                    0.00           (434,916.56)         77,357,993.40
=================================================================================================

  2,440,631.21          0.00                    0.00                  0.00         322,919,398.73
=================================================================================================


OAKWOOD MORTGAGE INVESTORS, INC. 2000-A
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MO.         MONTH                         Apr-00

CERTIFICATE INTEREST ANALYSIS

                                                                   Current                               Interest
                 Pass    Beginning Carry-                        Carry-Over                   Ending     Paid Per
SENIOR          Through   Over Priority     Current Priority  Priority Interest             Carry-Over     1000        Total Class
CERTIFICATES     Rate    Interest Balance   Interest Accrual       Accrual            Paid    Balance   Denomination   Distribution
              ----------------------------------------------------------------------------------------------------------------------

A-1              6.2800%       0.00            321,111.85            0.00         321,111.85    0.00      4.94018   3,196,659.62

A-2              7.7650%       0.00            148,829.17            0.00         148,829.17    0.00      6.47083     148,829.17

A-3              7.9450%       0.00             92,691.67            0.00          92,691.67    0.00      6.62083      92,691.67

A-4              8.1500%       0.00            169,791.67            0.00         169,791.67    0.00      6.79167     169,791.67

A-5              8.1600%       0.00            850,530.40            0.00         850,530.40    0.00      6.80000     850,530.40
                         ----------------------------------------------------------------------------              -------------

Total                          0.00          1,582,954.76            0.00       1,582,954.76    0.00                4,458,502.53
                         ============================================================================              =============


                                                                  Current                                Ending         Beginning
                 Pass    Beginning Carry-                        Carry-Over                             Carry-Over      Carry-Over
SUBORDINATE     Through   Over Priority     Current Priority  Priority Interest  Priority Interest   Priority Interest   Writedown
CERTIFICATES     Rate    Interest Balance   Interest Accured       Accured              Paid              Balance      Int. Balance
                --------------------------------------------------------------------------------------------------------------------

M-1             8.3000%        0.00         141,978.42            0.00           141,978.42                0.00            0.00


M-2             8.2500%        0.00          84,679.38            0.00            84,679.38                0.00            0.00


B-1             8.2500%        0.00          90,323.75            0.00            90,323.75                0.00            0.00

B-2             8.0000%        0.00         125,900.00            0.00           125,900.00                0.00            0.00

X                        560,227.27         434,916.56            0.00                 0.00          995,143.83

R                              0.00               0.00            0.00                 0.00                0.00

Service Fee     1.0000%        0.00         271,133.36            0.00           271,133.36                0.00
                        --------------------------------------------------------------------------------------------------------

TOTAL                    560,227.27       1,148,931.47            0.00           714,014.91          995,143.83            0.00
                        ========================================================================================================

All Certificates         560,227.27       2,731,886.23            0.00         2,296,969.67          995,143.83            0.00
                        ========================================================================================================



                               Current                                    Ending          Interest
        Current              Carry-Over                                 Carry-Over        Paid Per
       Writedown              Writedown              Writedown          Writedown           1000           Total Class
     Int. Accrued           Int. Accrued           Interest Paid       Int. Balance     Denomination      Distribution
---------------------------------------------------------------------------------------------------------------------------

          0.00                  0.00                    0.00               0.00             6.91667          141,978.42


          0.00                  0.00                    0.00               0.00             6.87500           84,679.38


          0.00                  0.00                    0.00               0.00             6.87500           90,323.75

          0.00                  0.00                    0.00               0.00             6.66667          125,900.00

                                                                                                                   0.00

                                                                                                                   0.00

                                                                                                             271,133.36
--------------------------------------------------------------------------------                    --------------------

          0.00                  0.00                    0.00               0.00                              714,014.91
================================================================================                    ====================

          0.00                  0.00                    0.00               0.00                            5,172,517.44
================================================================================                    ====================


                                              Cumulative X Interest Shortfall                                995,143.83
                                              Cumulative Accelerated Prin. Disb.                            (995,143.83)
                                                                                                    --------------------
                                                                                                                   0.00
                                                                                                    ====================